P R E S S R E L E A S E
Vornado Announces Second Quarter 2024 Financial Results
New York City | August 5, 2024
Vornado Realty Trust (NYSE: VNO) reported today:
Quarter Ended June 30, 2024 Financial Results
NET INCOME attributable to common shareholders for the quarter ended June 30, 2024 was $35,260,000, or $0.18 per diluted share, compared to $46,377,000, or $0.24 per diluted share, for the prior year's quarter.
FUNDS FROM OPERATIONS ("FFO") attributable to common shareholders plus assumed conversions (non-GAAP) for the quarter ended June 30, 2024 was $148,944,000, or $0.76 per diluted share, compared to $144,059,000, or $0.74 per diluted share, for the prior year's quarter. Adjusting for the items that impact period-to-period comparability listed in the table on the following page, FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the quarter ended June 30, 2024 was $112,766,000, or $0.57 per diluted share, and $140,737,000, or $0.72 per diluted share, for the prior year's quarter.
Six Months Ended June 30, 2024 Financial Results
NET INCOME attributable to common shareholders for the six months ended June 30, 2024 was $26,226,000, or $0.13 per diluted share, compared to $51,545,000, or $0.27 per diluted share, for the six months ended June 30, 2023.
FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the six months ended June 30, 2024 was $253,068,000, or $1.29 per diluted share, compared to $263,149,000, or $1.35 per diluted share, for the six months ended June 30, 2023. Adjusting for the items that impact period-to-period comparability listed in the table on the following page, FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the six months ended June 30, 2024 was $221,608,000, or $1.13 per diluted share, and $257,032,000, or $1.32 per diluted share, for the six months ended June 30, 2023.

NYSE: VNO | WWW.VNO.COM	PAGE 1 OF 16

The following table reconciles FFO attributable to common shareholders plus assumed conversions (non-GAAP) to FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP):

(Amounts in thousands, except per share amounts)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
FFO attributable to common shareholders plus assumed conversions (non-GAAP)(1)	$148,944	$144,059	$253,068	$263,149
Per diluted share (non-GAAP)	$0.76	$0.74	$1.29	$1.35

Certain (income) expense items that impact FFO attributable to common shareholders plus assumed conversions:
Our share of the gain on the discounted extinguishment of the 280 Park Avenue mezzanine loan	$(31,215)	$—	$(31,215)	$—
After-tax net gain on sale of 220 Central Park South ("220 CPS") condominium units	(13,069)	—	(13,069)	(6,173)
Deferred tax liability on our investment in the Farley Building (held through a taxable REIT subsidiary)	2,599	2,206	6,733	5,081
Other	2,252	(5,785)	3,261	(5,497)
	(39,433)	(3,579)	(34,290)	(6,589)
Noncontrolling interests' share of above adjustments	3,255	257	2,830	472
Total of certain (income) expense items that impact FFO attributable to common shareholders plus assumed conversions, net	$(36,178)	$(3,322)	$(31,460)	$(6,117)
Per diluted share (non-GAAP)	$(0.19)	$(0.02)	$(0.16)	$(0.03)

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$112,766	$140,737	$221,608	$257,032
Per diluted share (non-GAAP)	$0.57	$0.72	$1.13	$1.32
________________________________
(1)See page 9 for a reconciliation of net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the three and six months ended June 30, 2024 and 2023.
FFO, as Adjusted Bridge - Q2 2024 vs. Q2 2023
The following table bridges our FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended June 30, 2023 to FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended June 30, 2024:

(Amounts in millions, except per share amounts)	FFO, as Adjusted
	Amount	Per Share
FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended June 30, 2023	$140.7	$0.72

(Decrease) increase in FFO, as adjusted due to:
Lease expirations, net of rent commencements, and other tenant related items	(15.1)
345 Montgomery Street tenant settlement proceeds, net of legal expenses in 2023	(14.1)
Change in interest expense, net of interest income	(7.0)
Variable businesses (primarily signage)	3.9
Other, net	3.7
	(28.6)
Noncontrolling interests' share of above items and impact of assumed conversions of convertible securities	0.7
Net decrease	(27.9)	(0.15)

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended June 30, 2024	$112.8	$0.57
See page 9 for a reconciliation of net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the three and six months ended June 30, 2024 and 2023. Reconciliations of FFO attributable to common shareholders plus assumed conversions to FFO attributable to common shareholders plus assumed conversions, as adjusted are provided above.

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Financing Activity
280 Park Avenue
On April 4, 2024, a joint venture, in which we have a 50% interest, amended and extended the $1,075,000,000 mortgage loan on 280 Park Avenue. The maturity date on the amended loan was extended to September 2026, with options to fully extend to September 2028, subject to certain conditions. The interest rate on the amended loan remains at SOFR plus 1.78%. On July 8, 2024, the joint venture swapped the interest rate to a fixed rate of 5.84% through September 2028. Additionally, on April 4, 2024, the joint venture amended and extended the $125,000,000 mezzanine loan, and subsequently repaid the loan for $62,500,000. In connection with the repayment of the mezzanine loan, we recognized our $31,215,000 share of the debt extinguishment gain which is included in “income from partially owned entities” on our consolidated statements of income.
435 Seventh Avenue
On April 9, 2024, we completed a $75,000,000 refinancing of 435 Seventh Avenue, of which $37,500,000 is recourse to the Operating Partnership. The interest-only loan bears a rate of SOFR plus 2.10% and matures in April 2028. The interest rate on the loan was swapped to a fixed rate of 6.96% through April 2026. The loan replaces the previous $95,696,000 fully recourse loan, which bore interest at SOFR plus 1.41%.
Unsecured Revolving Credit Facility
On May 3, 2024, we extended one of our two unsecured revolving credit facilities to April 2029 (as fully extended). The new $915,000,000 facility replaced the $1.25 billion facility that was due to mature in April 2026. The new facility currently bears interest at a rate of SOFR plus 1.20% with a facility fee of 25 basis points. Our $1.25 billion revolving credit facility matures in December 2027 (as fully extended) and has an interest rate of SOFR plus 1.15% and a facility fee of 25 basis points.
640 Fifth Avenue (Fifth Avenue and Times Square JV)
On June 10, 2024, the Fifth Avenue and Times Square JV completed a $400,000,000 refinancing of 640 Fifth Avenue. The non-recourse loan matures in July 2029, bears interest at a fixed rate of 7.47% and amortizes at $7,000,000 per annum. The loan replaces the previous $500,000,000 loan, which the joint venture paid down by $100,000,000. The previous loan was fully recourse to the Operating Partnership and bore interest at SOFR plus 1.11%.
Interest Rate Swap and Cap Arrangements
We entered into the following interest rate swap and cap arrangements during the six months ended June 30, 2024:

(Amounts in thousands)	Notional Amount (at share)	All-In Swapped Rate	Expiration Date	Variable Rate Spread
Interest rate swaps:
PENN 11(1)	$250,000	6.21%	10/25	S+206
435 Seventh Avenue	75,000	6.96%	04/26	S+210

		Index Strike Rate
Interest rate caps:
61 Ninth Avenue (45.1% interest)	$75,543	4.39%	01/26	S+146
________________________________
(1)Together with the existing $250,000 swap arrangement on the $500,000 PENN 11 mortgage loan, the loan will bear interest at an all-in swapped rate of 6.28% through October 2025.
Dispositions
220 Central Park South
During the three and six months ended June 30, 2024, we closed on the sale of two condominium units at 220 CPS for net proceeds of $31,605,000, resulting in a financial statement net gain of $15,175,000 which is included in "net gains on disposition of wholly owned and partially owned assets" on our consolidated statements of income. In connection with these sales, $2,106,000 of income tax expense was recognized on our consolidated statements of income. Four units remain unsold.
50-70 West 93rd Street
On May 13, 2024, we sold our 49.9% interest in 50-70 West 93rd Street to our joint venture partner. We received net proceeds of $2,000,000 after deducting our share of the existing $83,500,000 mortgage loan, which was scheduled to mature in December 2024, resulting in a net gain of $873,000. The net gain is included in "net gains on disposition of wholly owned and partially owned assets" on our consolidated statements of income.
Alexander’s
On May 3, 2024, Alexander’s Inc. (“Alexander’s”), in which we own a 32.4% common equity interest, and Bloomberg L.P. reached an agreement to extend the leases covering approximately 947,000 square feet at 731 Lexington Avenue that were scheduled to expire in February 2029 for a term of eleven years to February 2040.

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Leasing Activity
The leasing activity and related statistics below are based on leases signed during the period and are not intended to coincide with the commencement of rental revenue in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Second generation relet space represents square footage that has not been vacant for more than nine months and tenant improvements and leasing commissions are based on our share of square feet leased during the period.
For the Three Months Ended June 30, 2024:
•1,322,000 square feet of New York Office space (598,000 square feet at share) at an initial rent of $131.37 per square foot and a weighted average lease term of 9.7 years. The changes in the GAAP and cash mark-to-market rent on the 518,000 square feet of second generation space were positive 8.2% and positive 3.4%, respectively. Tenant improvements and leasing commissions were $6.54 per square foot per annum, or 5.0% of initial rent.
•4,000 square feet of New York Retail space (all at share) at an initial rent of $301.14 per square foot and a weighted average lease term of 5.0 years. The changes in the GAAP and cash mark-to-market rent on the 4,000 square feet of second generation space were positive 26.9% and positive 14.8%, respectively. Tenant improvements and leasing commissions were $10.99 per square foot per annum, or 3.6% of initial rent.
•32,000 square feet at THE MART (all at share) at an initial rent of $56.39 per square foot and a weighted average lease term of 7.2 years. The changes in the GAAP and cash mark-to-market rent on the 19,000 square feet of second generation space were negative 3.5% and negative 4.3%, respectively. Tenant improvements and leasing commissions were $7.86 per square foot per annum, or 13.9% of initial rent.
•66,000 square feet at 555 California Street (47,000 square feet at share) at an initial rent of $99.14 per square foot and a weighted average lease term of 9.8 years. The changes in the GAAP and cash mark-to-market rent on the 47,000 square feet of second generation space were positive 32.4% and positive 13.3%, respectively. Tenant improvements and leasing commissions were $12.56 per square foot per annum, or 12.7% of initial rent.
For the Six Months Ended June 30, 2024:
•1,613,000 square feet of New York Office space (848,000 square feet at share) at an initial rent of $118.96 per square foot and a weighted average lease term of 10.1 years. The changes in the GAAP and cash mark-to-market rent on the 613,000 square feet of second generation space were positive 7.6% and positive 3.3%, respectively. Tenant improvements and leasing commissions were $8.64 per square foot per annum, or 7.3% of initial rent.
•40,000 square feet of New York Retail space (37,000 square feet at share) at an initial rent of $258.76 per square foot and a weighted average lease term of 3.9 years. The changes in the GAAP and cash mark-to-market rent on the 31,000 square feet of second generation space were positive 7.2% and negative 14.5%, respectively. Tenant improvements and leasing commissions were $26.92 per square foot per annum, or 10.4% of initial rent.
•83,000 square feet at THE MART (all at share) at an initial rent of $61.09 per square foot and a weighted average lease term of 5.5 years. The changes in the GAAP and cash mark-to-market rent on the 62,000 square feet of second generation space were positive 3.5% and negative 1.4%, respectively. Tenant improvements and leasing commissions were $8.17 per square foot per annum, or 13.4% of initial rent.
•107,000 square feet at 555 California Street (76,000 square feet at share) at an initial rent of $87.03 per square foot and a weighted average lease term of 8.1 years. The changes in the GAAP and cash mark-to-market rent on the 76,000 square feet of second generation space were positive 10.9% and negative 4.4%, respectively. Tenant improvements and leasing commissions were $10.40 per square foot per annum, or 11.9% of initial rent.
Occupancy

(At Vornado's share)	New York			THE MART	555 California Street
	Total	Office	Retail
Occupancy as of June 30, 2024	88.3%	89.3%	77.0%	76.9%	94.5%

Same Store Net Operating Income ("NOI") At Share:	Total	New York	THE MART	555 California Street(1)
Same store NOI at share % (decrease) increase(2):
Three months ended June 30, 2024 compared to June 30, 2023	(9.0)%	(4.4)%	(4.6)%	(46.4)%
Six months ended June 30, 2024 compared to June 30, 2023	(7.0)%	(4.5)%	(7.3)%	(31.0)%
Three months ended June 30, 2024 compared to March 31, 2024	3.6%	3.3%	11.0%	1.6%

Same store NOI at share - cash basis % (decrease) increase(2):
Three months ended June 30, 2024 compared to June 30, 2023	(6.6)%	(2.7)%	(1.3)%	(38.2)%
Six months ended June 30, 2024 compared to June 30, 2023	(5.9)%	(3.9)%	(2.2)%	(26.2)%
Three months ended June 30, 2024 compared to March 31, 2024	4.0%	2.3%	12.8%	17.8%
____________________
(1)2023 includes our $14,103,000 share of the receipt of a tenant settlement, net of legal expenses.
(2)See pages 11 through 16 for same store NOI at share and same store NOI at share - cash basis reconciliations.

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NOI At Share & NOI At Share - Cash Basis:
The elements of our New York and Other NOI at share and NOI at share - cash basis for the three and six months ended June 30, 2024 and 2023 and the three months ended March 31, 2024 are summarized below.

(Amounts in thousands)	For the Three Months Ended			For the Six Months Ended June 30,
	June 30,		March 31, 2024
	2024	2023		2024	2023
NOI at share:
New York:
Office(1)	$178,338	$186,042	$167,988	$346,326	$360,312
Retail	48,392	47,428	47,466	95,858	94,624
Residential	6,220	5,467	5,968	12,188	10,925
Alexander's	9,203	9,429	11,707	20,910	18,499
Total New York	242,153	248,366	233,129	475,282	484,360
Other:
THE MART	16,060	16,462	14,486	30,546	31,871
555 California Street(2)	16,800	31,347	16,529	33,329	48,276
Other investments	5,158	5,464	4,980	10,138	10,615
Total Other	38,018	53,273	35,995	74,013	90,762
NOI at share	$280,171	$301,639	$269,124	$549,295	$575,122

NOI at share - cash basis:
New York:
Office(1)	$176,915	$181,253	$166,370	$343,285	$363,334
Retail	44,700	44,956	43,873	88,573	88,990
Residential	5,947	5,129	5,690	11,637	10,180
Alexander's	10,272	10,231	14,861	25,133	20,092
Total New York	237,834	241,569	230,794	468,628	482,596
Other:
THE MART	16,835	16,592	14,949	31,784	31,267
555 California Street(2)	19,956	32,284	16,938	36,894	50,002
Other investments	4,965	5,624	4,932	9,897	10,739
Total Other	41,756	54,500	36,819	78,575	92,008
NOI at share - cash basis	$279,590	$296,069	$267,613	$547,203	$574,604
________________________________
(1)Includes Building Maintenance Services NOI of $7,926, $6,797, $7,217, $15,143 and $13,086 for the three months ended June 30, 2024 and 2023 and March 31, 2024 and the six months ended June 30, 2024 and 2023, respectively.
(2)2023 includes our $14,103 share of the receipt of a tenant settlement, net of legal expenses.

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Active Development/Redevelopment Summary as of June 30, 2024:

(Amounts in thousands, except square feet)
		(at Vornado’s share)					Projected Incremental Cash Yield
New York segment:	Property Rentable Sq. Ft.	Budget		Cash Amount Expended	Remaining Expenditures	Stabilization Year
PENN District:
PENN 2	1,795,000	$750,000		$675,504	$74,496	2026	9.5%
Districtwide Improvements	N/A	100,000		60,493	39,507	N/A	N/A
Total PENN District		850,000	(1)	735,997	114,003

Sunset Pier 94 Studios (49.9% interest)	266,000	125,000	(2)	19,494	105,506	2026	10.3%

Total Active Development Projects		$975,000		$755,491	$219,509
________________________________
(1)Excluding debt and equity carry.
(2)Represents our 49.9% share of the $350,000 development budget, excluding the $40,000 value of our contributed leasehold interest and net of an estimated $9,000 for our share of development fees and reimbursement for overhead costs incurred by us. $34,000 will be funded via cash contributions, of which $19,494 has been funded as of June 30, 2024.
There can be no assurance that the above projects will be completed, completed on schedule or within budget. In addition, there can be no assurance that the Company will be successful in leasing the properties on the expected schedule or at the assumed rental rates.
Conference Call and Audio Webcast
As previously announced, the Company will host a quarterly earnings conference call and an audio webcast on Tuesday, August 6, 2024 at 10:00 a.m. Eastern Time (ET). The conference call can be accessed by dialing 888-317-6003 (domestic) or 412-317-6061 (international) and entering the passcode 8799771. A live webcast of the conference call will be available on Vornado’s website at www.vno.com in the Investor Relations section and an online playback of the webcast will be available on the website following the conference call.
Contact
Thomas J. Sanelli
(212) 894-7000
Supplemental Data
Further details regarding results of operations, properties and tenants can be accessed at the Company’s website www.vno.com. Vornado Realty Trust is a fully - integrated equity real estate investment trust.
Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as "approximates," "believes," "expects," "anticipates," "estimates," "intends," "plans," "would," "may" or other similar expressions in this press release. We also note the following forward-looking statements: in the case of our development and redevelopment projects, the estimated completion date, estimated project cost, projected incremental cash yield, stabilization date and cost to complete; estimates of future capital expenditures, dividends to common and preferred shareholders and operating partnership distributions. For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2023. Currently, some of the factors are the increased interest rates and effects of inflation on our business, financial condition, results of operations, cash flows, operating performance and the effect that these factors have had and may continue to have on our tenants, the global, national, regional and local economies and financial markets and the real estate market in general.

NYSE: VNO | WWW.VNO.COM	PAGE 6 OF 16

VORNADO REALTY TRUST
CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)	As of		Increase (Decrease)
	June 30, 2024	December 31, 2023
ASSETS
Real estate, at cost:
Land	$2,434,209	$2,436,221	$(2,012)
Buildings and improvements	10,228,821	9,952,954	275,867
Development costs and construction in progress	1,156,060	1,281,076	(125,016)
Leasehold improvements and equipment	133,755	130,953	2,802
Total	13,952,845	13,801,204	151,641
Less accumulated depreciation and amortization	(3,899,475)	(3,752,827)	(146,648)
Real estate, net	10,053,370	10,048,377	4,993
Right-of-use assets	678,670	680,044	(1,374)
Cash, cash equivalents, and restricted cash
Cash and cash equivalents	872,609	997,002	(124,393)
Restricted cash	244,245	264,582	(20,337)
Total	1,116,854	1,261,584	(144,730)
Tenant and other receivables	71,213	69,543	1,670
Investments in partially owned entities	2,711,080	2,610,558	100,522
Receivable arising from the straight-lining of rents	706,157	701,666	4,491
Deferred leasing costs, net	354,395	355,010	(615)
Identified intangible assets, net	122,414	127,082	(4,668)
Other assets	396,028	333,801	62,227
Total assets	$16,210,181	$16,187,665	$22,516
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgages payable, net	$5,672,086	$5,688,020	$(15,934)
Senior unsecured notes, net	1,194,894	1,193,873	1,021
Unsecured term loan, net	795,254	794,559	695
Unsecured revolving credit facilities	575,000	575,000	—
Lease liabilities	741,762	732,859	8,903
Accounts payable and accrued expenses	363,457	411,044	(47,587)
Deferred revenue	30,805	32,199	(1,394)
Deferred compensation plan	108,553	105,245	3,308
Other liabilities	316,906	311,132	5,774
Total liabilities	9,798,717	9,843,931	(45,214)
Redeemable noncontrolling interests	593,465	638,448	(44,983)
Shareholders' equity	5,626,300	5,509,064	117,236
Noncontrolling interests in consolidated subsidiaries	191,699	196,222	(4,523)
Total liabilities, redeemable noncontrolling interests and equity	$16,210,181	$16,187,665	$22,516

NYSE: VNO | WWW.VNO.COM	PAGE 7 OF 16

VORNADO REALTY TRUST
OPERATING RESULTS

(Amounts in thousands, except per share amounts)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Revenues	$450,266	$472,359	$886,641	$918,282

Net income	$40,099	$62,733	$33,826	$73,931
Less net loss (income) attributable to noncontrolling interests in:
Consolidated subsidiaries	13,890	2,781	25,872	12,709
Operating Partnership	(3,200)	(3,608)	(2,414)	(4,037)
Net income attributable to Vornado	50,789	61,906	57,284	82,603
Preferred share dividends	(15,529)	(15,529)	(31,058)	(31,058)
Net income attributable to common shareholders	$35,260	$46,377	$26,226	$51,545

Income per common share - basic:
Net income per common share	$0.19	$0.24	$0.14	$0.27
Weighted average shares outstanding	190,492	191,468	190,460	191,668

Income per common share - diluted:
Net income per common share	$0.18	$0.24	$0.13	$0.27
Weighted average shares outstanding	194,405	194,804	194,518	194,364

FFO attributable to common shareholders plus assumed conversions (non-GAAP)	$148,944	$144,059	$253,068	$263,149
Per diluted share (non-GAAP)	$0.76	$0.74	$1.29	$1.35

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$112,766	$140,737	$221,608	$257,032
Per diluted share (non-GAAP)	$0.57	$0.72	$1.13	$1.32

Weighted average shares used in determining FFO attributable to common shareholders plus assumed conversions per diluted share	196,339	194,878	196,405	194,543
FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gains from sales of certain real estate assets, impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, depreciation and amortization expense from real estate assets and other specified items, including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO and FFO per diluted share are non-GAAP financial measures used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. FFO does not represent cash generated from operating activities and is not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income as a performance measure or cash flow as a liquidity measure. FFO may not be comparable to similarly titled measures employed by other companies. In addition to FFO attributable to common shareholders plus assumed conversions, we also disclose FFO attributable to common shareholders plus assumed conversions, as adjusted. Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, we believe it provides a meaningful presentation of operating performance. Reconciliations of net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions are provided on the following page. Reconciliations of FFO attributable to common shareholders plus assumed conversions to FFO attributable to common shareholders plus assumed conversions, as adjusted are provided on page 2 of this press release.

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VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS
The following table reconciles net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions:

(Amounts in thousands, except per share amounts)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Net income attributable to common shareholders	$35,260	$46,377	$26,226	$51,545
Per diluted share	$0.18	$0.24	$0.13	$0.27

FFO adjustments:
Depreciation and amortization of real property	$97,897	$94,922	$194,680	$189,714
Net gains on sale of real estate	(873)	(260)	(873)	(260)
Our share of partially owned entities:
Depreciation and amortization of real property	26,458	26,666	52,621	54,135
Net gain on sale of real estate	—	(16,545)	—	(16,545)
	123,482	104,783	246,428	227,044
Noncontrolling interests' share of above adjustments	(10,191)	(7,510)	(20,362)	(16,256)
FFO adjustments, net	$113,291	$97,273	$226,066	$210,788

FFO attributable to common shareholders	$148,551	$143,650	$252,292	$262,333
Impact of assumed conversion of dilutive convertible securities	393	409	776	816
FFO attributable to common shareholders plus assumed conversions	$148,944	$144,059	$253,068	$263,149
Per diluted share	$0.76	$0.74	$1.29	$1.35

Reconciliation of weighted average shares outstanding:
Weighted average common shares outstanding	190,492	191,468	190,460	191,668
Effect of dilutive securities:
Share-based payment awards	3,913	32	4,058	23
Convertible securities	1,934	3,378	1,887	2,852
Denominator for FFO per diluted share	196,339	194,878	196,405	194,543

NYSE: VNO | WWW.VNO.COM	PAGE 9 OF 16

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below is a reconciliation of net income (loss) to NOI at share and NOI at share - cash basis for the three and six months ended June 30, 2024 and 2023 and the three months ended March 31, 2024.

(Amounts in thousands)	For the Three Months Ended			For the Six Months Ended June 30,
	June 30,		March 31, 2024
	2024	2023		2024	2023
Net income (loss)	$40,099	$62,733	$(6,273)	$33,826	$73,931
Depreciation and amortization expense	109,774	107,162	108,659	218,433	213,727
General and administrative expense	38,475	39,410	37,897	76,372	81,005
Transaction related costs and other	3,361	30	653	4,014	688
Income from partially owned entities	(47,949)	(37,272)	(16,279)	(64,228)	(53,938)
Interest and other investment income, net	(10,511)	(13,153)	(11,724)	(22,235)	(22,737)
Interest and debt expense	98,401	87,165	90,478	188,879	173,402
Net gains on disposition of wholly owned and partially owned assets	(16,048)	(936)	—	(16,048)	(8,456)
Income tax expense	5,284	4,497	6,740	12,024	9,164
NOI from partially owned entities	68,298	70,745	70,369	138,667	138,842
NOI attributable to noncontrolling interests in consolidated subsidiaries	(9,013)	(18,742)	(11,396)	(20,409)	(30,506)
NOI at share	280,171	301,639	269,124	549,295	575,122
Non-cash adjustments for straight-line rents, amortization of acquired below-market leases, net, and other	(581)	(5,570)	(1,511)	(2,092)	(518)
NOI at share - cash basis	$279,590	$296,069	$267,613	$547,203	$574,604
NOI at share represents total revenues less operating expenses including our share of partially owned entities. NOI at share - cash basis represents NOI at share adjusted to exclude straight-line rental income and expense, amortization of acquired below and above market leases, accruals for ground rent resets yet to be determined, and other non-cash adjustments. We consider NOI at share - cash basis to be the primary non-GAAP financial measure for making decisions and assessing the unlevered performance of our segments as it relates to the total return on assets as opposed to the levered return on equity. As properties are bought and sold based on NOI at share - cash basis, we utilize this measure to make investment decisions as well as to compare the performance of our assets to that of our peers. NOI at share and NOI at share - cash basis should not be considered alternatives to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.

NYSE: VNO | WWW.VNO.COM	PAGE 10 OF 16

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Same store NOI at share represents NOI at share from operations which are in service in both the current and prior year reporting periods. Same store NOI at share - cash basis is same store NOI at share adjusted to exclude straight-line rental income and expense, amortization of acquired below and above market leases, accruals for ground rent resets yet to be determined, and other non-cash adjustments. We present these non-GAAP measures to (i) facilitate meaningful comparisons of the operational performance of our properties and segments, (ii) make decisions on whether to buy, sell or refinance properties, and (iii) compare the performance of our properties and segments to those of our peers. Same store NOI at share and same store NOI at share - cash basis should not be considered alternatives to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.
Below are reconciliations of NOI at share to same store NOI at share for our New York segment, THE MART, 555 California Street and other investments for the three months ended June 30, 2024 compared to June 30, 2023.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share for the three months ended June 30, 2024	$280,171	$242,153	$16,060	$16,800	$5,158
Less NOI at share from:
Dispositions	(620)	(633)	13	—	—
Development properties	(9,637)	(9,637)	—	—	—
Other non-same store income, net	(6,094)	(936)	—	—	(5,158)
Same store NOI at share for the three months ended June 30, 2024	$263,820	$230,947	$16,073	$16,800	$—

NOI at share for the three months ended June 30, 2023	$301,639	$248,366	$16,462	$31,347	$5,464
Less NOI at share from:
Dispositions	(696)	(1,082)	386	—	—
Development properties	(4,391)	(4,391)	—	—	—
Other non-same store income, net	(6,730)	(1,266)	—	—	(5,464)
Same store NOI at share for the three months ended June 30, 2023	$289,822	$241,627	$16,848	$31,347	$—

Decrease in same store NOI at share	$(26,002)	$(10,680)	$(775)	$(14,547)	$—

% decrease in same store NOI at share	(9.0)%	(4.4)%	(4.6)%	(46.4)%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 11 OF 16

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, THE MART, 555 California Street and other investments for the three months ended June 30, 2024 compared to June 30, 2023.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share - cash basis for the three months ended June 30, 2024	$279,590	$237,834	$16,835	$19,956	$4,965
Less NOI at share - cash basis from:
Dispositions	(620)	(633)	13	—	—
Development properties	(7,353)	(7,353)	—	—	—
Other non-same store income, net	(6,880)	(1,915)	—	—	(4,965)
Same store NOI at share - cash basis for the three months ended June 30, 2024	$264,737	$227,933	$16,848	$19,956	$—

NOI at share - cash basis for the three months ended June 30, 2023	$296,069	$241,569	$16,592	$32,284	$5,624
Less NOI at share - cash basis from:
Dispositions	(860)	(1,337)	477	—	—
Development properties	(4,554)	(4,554)	—	—	—
Other non-same store income, net	(7,061)	(1,437)	—	—	(5,624)
Same store NOI at share - cash basis for the three months ended June 30, 2023	$283,594	$234,241	$17,069	$32,284	$—

Decrease in same store NOI at share - cash basis	$(18,857)	$(6,308)	$(221)	$(12,328)	$—

% decrease in same store NOI at share - cash basis	(6.6)%	(2.7)%	(1.3)%	(38.2)%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 12 OF 16

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share to same store NOI at share for our New York segment, THE MART, 555 California Street and other investments for the six months ended June 30, 2024 compared to June 30, 2023.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share for the six months ended June 30, 2024	$549,295	$475,282	$30,546	$33,329	$10,138
Less NOI at share from:
Dispositions	(1,419)	(1,425)	6	—	—
Development properties	(17,595)	(17,595)	—	—	—
Other non-same store income, net	(11,910)	(1,772)	—	—	(10,138)
Same store NOI at share for the six months ended June 30, 2024	$518,371	$454,490	$30,552	$33,329	$—

NOI at share for the six months ended June 30, 2023	$575,122	$484,360	$31,871	$48,276	$10,615
Less NOI at share from:
Dispositions	(1,030)	(2,100)	1,070	—	—
Development properties	(8,722)	(8,722)	—	—	—
Other non-same store (income) expense, net	(8,146)	2,469	—	—	(10,615)
Same store NOI at share for the six months ended June 30, 2023	$557,224	$476,007	$32,941	$48,276	$—

Decrease in same store NOI at share	$(38,853)	$(21,517)	$(2,389)	$(14,947)	$—

% decrease in same store NOI at share	(7.0)%	(4.5)%	(7.3)%	(31.0)%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 13 OF 16

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, THE MART, 555 California Street and other investments for the six months ended June 30, 2024 compared to June 30, 2023.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share - cash basis for the six months ended June 30, 2024	$547,203	$468,628	$31,784	$36,894	$9,897
Less NOI at share - cash basis from:
Dispositions	(1,419)	(1,425)	6	—	—
Development properties	(13,323)	(13,323)	—	—	—
Other non-same store income, net	(13,253)	(3,356)	—	—	(9,897)
Same store NOI at share - cash basis for the six months ended June 30, 2024	$519,208	$450,524	$31,790	$36,894	$—

NOI at share - cash basis for the six months ended June 30, 2023	$574,604	$482,596	$31,267	$50,002	$10,739
Less NOI at share - cash basis from:
Dispositions	(1,263)	(2,514)	1,251	—	—
Development properties	(8,699)	(8,699)	—	—	—
Other non-same store income, net	(13,132)	(2,393)	—	—	(10,739)
Same store NOI at share - cash basis for the six months ended June 30, 2023	$551,510	$468,990	$32,518	$50,002	$—

Decrease in same store NOI at share - cash basis	$(32,302)	$(18,466)	$(728)	$(13,108)	$—

% decrease in same store NOI at share - cash basis	(5.9)%	(3.9)%	(2.2)%	(26.2)%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 14 OF 16

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share to same store NOI at share for our New York segment, THE MART, 555 California Street and other investments for the three months ended June 30, 2024 compared to March 31, 2024.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share for the three months ended June 30, 2024	$280,171	$242,153	$16,060	$16,800	$5,158
Less NOI at share from:
Dispositions	(620)	(633)	13	—	—
Development properties	(9,637)	(9,637)	—	—	—
Other non-same store income, net	(6,094)	(936)	—	—	(5,158)
Same store NOI at share for the three months ended June 30, 2024	$263,820	$230,947	$16,073	$16,800	$—

NOI at share for the three months ended March 31, 2024	$269,124	$233,129	$14,486	$16,529	$4,980
Less NOI at share from:
Dispositions	(799)	(792)	(7)	—	—
Development properties	(7,958)	(7,958)	—	—	—
Other non-same store income, net	(5,816)	(836)	—	—	(4,980)
Same store NOI at share for the three months ended March 31, 2024	$254,551	$223,543	$14,479	$16,529	$—

Increase in same store NOI at share	$9,269	$7,404	$1,594	$271	$—

% increase in same store NOI at share	3.6%	3.3%	11.0%	1.6%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 15 OF 16

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, THE MART, 555 California Street and other investments for the three months ended June 30, 2024 compared to March 31, 2024.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share - cash basis for the three months ended June 30, 2024	$279,590	$237,834	$16,835	$19,956	$4,965
Less NOI at share - cash basis from:
Dispositions	(620)	(633)	13	—	—
Development properties	(7,353)	(7,353)	—	—	—
Other non-same store income, net	(6,675)	(1,710)	—	—	(4,965)
Same store NOI at share - cash basis for the three months ended June 30, 2024	$264,942	$228,138	$16,848	$19,956	$—

NOI at share - cash basis for the three months ended March 31, 2024	$267,613	$230,794	$14,949	$16,938	$4,932
Less NOI at share - cash basis from:
Dispositions	(799)	(792)	(7)	—	—
Development properties	(5,970)	(5,970)	—	—	—
Other non-same store income, net	(6,013)	(1,081)	—	—	(4,932)
Same store NOI at share - cash basis for the three months ended March 31, 2024	$254,831	$222,951	$14,942	$16,938	$—

Increase in same store NOI at share - cash basis	$10,111	$5,187	$1,906	$3,018	$—

% increase in same store NOI at share - cash basis	4.0%	2.3%	12.8%	17.8%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 16 OF 16